EXHIBIT 99.1

WILSHIRE BANCORP, INC.
CONTACT:
Joanne Kim, President & CEO, (213) 639-1843
Alex Ko, SVP & CFO, (213) 427-6560
www.wilshirebank.com	NEWS RELEASE

Wilshire Bancorp Reports Fourth Quarter and Year End Results: Highlights Include
Fourth Quarter Net Income of $3.2 Million or $0.11 Per Common Share,
Strengthened Allowance for Loan Losses, and Improved Efficiency Ratio

LOS ANGELES, January 21, 2010 - Wilshire Bancorp, Inc. (NASDAQ: WIBC), the holding company for Wilshire State Bank, today reported net income available to common shareholders of $3.2 million, or $0.11 per basic and diluted common share, for the fiscal quarter ended December 31, 2009. This compares to a net loss of $1.7 million or ($0.06) per basic and diluted share for the quarter ended September 30, 2009, and a profit of $5.0 million or $0.17 per basic and diluted share for the year-earlier fourth quarter.

“In spite of our continued steps in the fourth quarter to further improve the quality of our balance sheet by aggressively charging-off problem loans as well as increasing our allowance for loan losses, our core profitability remains strong due to our stable net interest margin and low efficiency ratio.  Total non-performing assets decreased from the third quarter of 2009, a large portion of which can be attributed to a decrease in non-accrual loans,” said Ms. Joanne Kim, President and CEO. She added “Overall, 2009 was a good year, and with the successful acquisition of Mirae Bank in the second quarter, we will continue to cautiously look ahead for other growth opportunities in the future.”

For the full fiscal year, the Company reported net income available to common shareholders of $16.5 million or $0.56 per basic and diluted share, compared to $26.3 million or $0.90 per basic and diluted common share for the fiscal year ended December 31, 2008.

FOURTH QUARTER 2009 HIGHLIGHTS:

•                  Decrease in non-performing assets – Non-performing assets decreased by 12%, or $9.8 million during 4Q 2009, compared to 3Q 2009. The decrease in non-performing assets was comprised of a decrease of $7.4 million in non-accrual loans and a $2.4 million decrease in ORE. TDR loans decreased by $1.6 million from 3Q 2009 to 4Q 2009. Total non-performing loans to gross loans and non-performing assets to total asset ratios decreased from 3.2% and 2.5% to 2.9% and 2.2%, respectively.

•                  Allowance for loan losses – The allowance for loan losses as a percentage of total gross loans was strengthened to 2.56% for 4Q 2009, compared to 2.24% at 3Q 2009 and 1.43% at 4Q 2008. Provision for loan losses and loan commitments was $25.6 million for the latest quarter, comparable to the $24.2 million in 3Q 2009 and $5.9 million for 4Q 2008. For the full year, the provision for loan losses was $68.6 million, compared to $12.1 million in 2008.

•                  Improved efficiency ratio – The efficiency ratio improved to 35.08% at 4Q 2009 from 40.26% at 3Q 2009 and 44.08% at 4Q 2008.

•                  Strong capital position – Total risk-based capital ratio remained strong at 15.81%, compared to 15.82% at 3Q 2009, but was down from 17.09% at 4Q 2008. Tangible common equity per common share was $6.71, down from $6.93 at 3Q 2009 but up from $6.38 at 4Q 2008.

•                  Strong core deposits growth – Core deposits increased to $2.03 billion, a 17% increase from 3Q 2009 and a 123% increase from 4Q 2008.

CREDIT QUALITY

During the fourth quarter we continued to accelerate the resolution of our problem loans. As a result, allowance for loan losses increased to $62.1 million, or 2.56% of gross loans. This compares to $54.7 million, or 2.24% of gross loans at 3Q 2009, and $29.4 million or 1.43% of gross loans at Q4 2008. The provision for loan losses and loan commitments was $25.6 million, compared to $24.2 million at 3Q 2009 and $5.9 million at 4Q 2008.

As previously disclosed, upon acquiring certain assets and liabilities of the former Mirae Bank, we entered into a loss sharing agreement with the FDIC where the FDIC will share in losses on assets covered under the agreement. Such loss sharing includes loans and foreclosed loan collateral existing at June 26, 2009 acquired from Mirae. As a result, loans acquired through the acquisition of Mirae Bank are identified herein as “covered” loans, and those that were originated at Wilshire are “non-covered” loans or “legacy Wilshire” loans. The following is a table of “covered” and “non-covered” loans as of the quarter ended December 31, 2009 and September 30, 2009:

Loan Categories

(dollars in thousands)

	Quarter Ended
	Dec 31, 2009			Sep 30, 2009
	COVERED	NON-COVERED	TOTAL LOANS	COVERED	NON-COVERED	TOTAL LOANS

Construction	$—	$48,371	$48,371	$494	$44,586	$45,080
Real Estate Secured	196,066	1,783,638	1,979,704	206,770	1,766,428	1,973,198
Commercial & Industrial	62,409	325,034	387,443	66,829	348,910	415,739
Consumer	608	16,626	17,234	627	15,984	16,611
TOTAL GROSS LOANS	$259,083	$2,173,669	$2,432,752	$274,720	$2,175,908	$2,450,628

Loan Delinquencies

During the fourth quarter of 2009, total loan delinquencies increased to $40.6 million, compared to $27.6 million at 3Q 2009.  However, delinquencies as a percentage of total gross loans was still relatively low at 1.67% for 4Q 2009 compared to 1.13% at 3Q 2009. Delinquencies by days past due and loan type are reflected in the tables below:

By Days Past Due (dollars in thousands)

	Quarter Ended
	Dec 31, 2009			Sep 30, 2009			Jun 30, 2009	Mar 31, 2009	Dec 31, 2008
	COVERED	NON-COVERED	TOTAL LOANS	COVERED	NON-COVERED	TOTAL LOANS	TOTAL LOANS

30 - 59 Days Past Due	$3,909	$24,614	$28,523	$6,340	$7,602	$13,942	$35,359	$12,756	$8,769
60 - 89 Days Past Due	6,224	4,557	10,781	1,513	11,342	12,855	37,001	3,387	2,851
90 Days, and still accruing	—	1,336	1,336	772	—	772	128	475	213
TOTAL DELINQUENCIES	$10,133	$30,507	$40,640	$8,625	$18,944	$27,569	$72,488	$16,618	$11,833

By Loan Category (dollars in thousands)

	Quarter Ended
	Dec 31, 2009			Sep 30, 2009			Jun 30, 2009	Mar 31, 2009	Dec 31, 2008
	COVERED	NON-COVERED	TOTAL LOANS	COVERED	NON-COVERED	TOTAL LOANS	TOTAL LOANS

Construction	$—	$—	$—	$—	$—	$—	$494	$—	$—
Real Estate Secured	8,655	26,783	35,438	6,267	15,328	21,595	60,251	14,336	8,989
Commercial & Industrial	1,478	3,528	5,006	2,358	3,426	5,784	11,535	2,032	2,514
Consumer	—	196	196	—	190	190	208	250	330
TOTAL DELINQUENCIES	$10,133	$30,507	$40,640	$8,625	$18,944	$27,569	$72,488	$16,618	$11,833

Non-covered loan delinquencies that were 30-59 days past due increased by $17.0 million, compared to 3Q 2009, while loans 60-89 days delinquent decreased by $6.8 million. Most categories of delinquencies by loan types experienced increases in during 4Q 2009 led by an increase of $11.5 million in covered and non-covered secured real estate loans delinquencies. A large portion of the increase in delinquencies is attributable to two loans with principal amounts of $4.4 million and $5.0 million, respectively that were categorized as delinquent in the fourth quarter of 2009.  Both loans are real estate secured and are not more than 40 days past due.

Non-accrual Loans

(Net of SBA Guaranteed Portions)

(dollars in thousands)

	Quarter Ended
	Dec 31, 2009			Sep 30, 2009			Jun 30, 2009	Mar 31, 2009	Dec 31, 2008
	COVERED	NON-COVERED	TOTAL LOANS	COVERED	NON-COVERED	TOTAL LOANS	TOTAL LOANS

Construction	$—	$—	$—	$494	$—	$494	$—	$—	$—
Real Estate Secured	15,555	48,016	63,571	21,002	44,469	65,471	43,547	23,185	9,334
Commercial & Industrial	2,773	3,032	5,805	3,511	7,868	11,379	5,685	5,774	5,874
Consumer	—	70	70	—	49	49	90	307	131
TOTAL NON-ACCRUAL	$18,328	$51,118	$69,446	$25,007	$52,386	$77,393	$49,322	$29,266	$15,339

Compared to the 3Q 2009, total non-accrual loans decreased by $7.9 million to $69.4 million, or 2.86% of gross loans at the end of the 4Q 2009. The decrease is attributed to the reduction of loans through sales and charge-offs in the fourth quarter 2009.  During the fourth quarter, we sold loans that were classified as non-accrual, resulting in a decrease in non-accrual loans of $8.5 million.

Loan Charge-offs

(dollars in thousands)

	Quarter Ended
	Dec 31, 2009			Sep 30, 2009			Jun 30, 2009	Mar 31, 2009	Dec 31, 2008
	COVERED	NON-COVERED	TOTAL LOANS	COVERED	NON-COVERED	TOTAL LOANS	TOTAL LOANS

Construction	$99	$—	$99	$—	$—	$—	$—	$—	$—
Real Estate Secured	204	6,798	7,002	148	1,740	1,888	176	672	823
Commercial & Industrial	59	11,452	11,511	381	5,753	6,134	6,940	1,629	1,688
Consumer	—	43	43	—	191	191	356	102	96
TOTAL CHARGE-OFFS	$362	$18,293	$18,655	$529	$7,684	$8,213	$7,472	$2,403	$2,607

Loan charge-offs for 4Q 2009 totaled $18.7 million, an increase of $10.4 million from 3Q 2009.  The increase in charge-offs resulted from management’s proactive response to charge-offs of unsecured non-accrual loan amounts, and partially charging-off of loans as a result of updated appraisal values for CRE loans.  All loans charged-offs in the fourth quarter had previously been reserved for in prior quarters.

COMMERCIAL REAL ESTATE PORTFOLIO

CRE Loan Composition

Total CRE loans at 4Q 2009 were essentially unchanged from $1.89 billion at 3Q 2009 and increased by $364 million or 24% from the $1.52 billion at year-end 2008, as noted below:

(dollars in thousands)

	Dec 31, 2009%		Sep 30, 2009%		3 Mths Change	Dec 31, 2008%		12 Mths Change
Multi-Family	$112,395	6%	$116,456	6%	-3%	$52,115	3%	116%
Office / Mixed Use	277,870	15%	264,536	14%	5%	271,073	18%	2%
Retail	722,646	38%	719,969	38%	0%	553,076	37%	30%
Industrial / Warehouse	320,176	17%	317,501	17%	1%	243,867	16%	31%
Hotel / Motel	310,568	16%	313,138	17%	-1%	247,317	16%	26%
Other	142,193	8%	147,734	8%	4%	154,322	10%	2%
Total CRE Loans	$1,885,848	100%	$1,879,334	100%	0%	$1,521,770	100%	24%

The CRE loan maturity distributions for 4Q 2009 were as listed below:

(dollars in thousands)

	2010	2011	2012	2013	2014	2015 & after	TOTAL
Multifamily	$48,948	$7,458	$10,960	$18,915	$12,901	$13,213	$112,395
Office / Mixed Use	52,506	13,377	53,032	44,858	60,338	53,759	277,870
Retail	49,702	89,104	107,013	154,912	141,963	179,953	722,647
Industrial / Warehouse	37,929	27,065	65,251	43,847	75,943	70,141	320,176
Hotel / Motel	38,697	40,127	51,061	47,515	32,189	100,979	310,568
Other	35,765	18,528	21,916	18,661	14,057	33,265	142,192
Total CRE Loans	$263,547	$195,659	$309,233	$328,708	$337,391	$451,310	$1,885,848
% of CRE	14%	10%	16%	18%	18%	24%	100%

We believe that our refinance risk is limited based on our relatively low loan-to-value ratios and the fact that fewer of our loans are due for refinance or maturity, with  85% of our CRE loan portfolio having maturities in 2011 or later.

BALANCE SHEET

Total assets increased by $58.4 million or 2% to $3.44 billion at 4Q 2009, from $3.38 billion at 3Q 2009. The increase was primarily due to an increase of $91.7 million in investment securities, offset in part by a $17.9 million decrease in gross loans. The gross loan portfolio was $2.43 billion at 4Q 2009, compared to $2.45 billion at 3Q 2009, and $2.05 billion at 4Q 2008.

Total deposits increased to $2.83 billion at 4Q 2009 from $2.67 billion at 3Q 2009, an increase of 6.0% or $156.1 million from the prior quarter and 56.0% or $1.02 billion from the $1.81 billion of 4Q 2008.

The increase in deposits resulted from a substantial increase in core deposits of $289.1 million or 16.6% from 3Q 2009, and $1.12 billion or 123.4% from year-end 2008. Core deposits consist of demand deposits, savings, NOW accounts, money market accounts, and time deposits accounts under $100,000.

We have successfully grown core deposits by introducing new deposit products, attracting new customers, and expanding existing customer relationships. With the successful increase in core deposits, the cost of deposits has decreased considerably. The cost of deposits in 4Q 2009 decreased to 2.12%, 27 basis points less than 3Q 2009. The inflow of core deposits allowed us to pay down higher rate brokered deposits during the fourth quarter. Our brokered deposits decreased to $25.5 million or 58.2% as of 4Q 2009, compared to $64.1 million as of 3Q 2009 and $147.9 million at 4Q 2008.

As a result of continual growth in core deposits, Wilshire was also able to pay off $90 million in FHLB borrowings during the 4Q 2009.  Compared to total FHLB borrowings of $322 million in the third quarter of the same year, borrowings are down by 28% to $232 million.

Strong Capital Ratios

Capital ratios remained strong in the fourth quarter and were well in excess of “well capitalized” regulatory requirements. Based on our capital levels as of 4Q 2009, we had excess capital to absorb future credit costs, as noted in the table below:

(Dollars In thousands
except per share info)

	December 31, 2009	Well Capitalized Regulatory Requirements	Total Excess Above Well Capitalized Requirements

Tier 1 Leverage Capital Ratio	9.77%	5.00%	$161,780
Tier 1 Risk-Based Capital Ratio	14.37%	6.00%	193,025
Total Risk-Based Capital Ratio	15.81%	10.00%	134,030
Tangible Common Equity To Tangible Assets	5.76%	N/A	N/A
Tangible Common Equity Per Common Share	$6.71	N/A	N/A

During the fourth quarter, we declared dividends on our common stock in the amount of $.05 per share, consistent with prior quarterly dividends.  We also paid the dividend owing to the U.S. Treasury on our non-cumulative perpetual convertible preferred stock, series A We will continue to monitor our dividend policy in light of the current economic environment.

NET INTEREST MARGIN

Net interest income remained virtually the same at $29.4 million, compared to 3Q 2009. Net interest income increased by 39% from the $21.1 million reported at 4Q 2008. The year-over-year increase in interest income and net interest income is largely due to increased earning assets obtained through the acquisition of the assets of Mirae Bank as well as strong organic growth.

Net interest margin decreased by 14 basis points to 3.73% in 4Q 2009 from the 3.87% in the prior quarter, and decreased by one basis point from the 3.74% for 4Q 2008.  The weighted average loan yield decreased by 14 basis points to 6.44% in 4Q 2009 from 6.58% at 3Q 2009. The yield on investment securities decreased 30 basis points to 3.24% from 3.54% at 3Q 2009.

Net interest income reversal on non-accrual loans was $780 thousand at 4Q 2009, compared to $2.5 million in the 3Q 2009. Net interest income reversal in 4Q 2009 impacted our net interest margin by 10 basis points for the same period.

Average interest-bearing deposits increased by $227 million to $2.40 billion during 4Q 2009, from the $2.17 billion at 3Q 2009. The cost of deposits decreased by 27 basis points in 4Q 2009 compared to 2.39% in the 3Q 2009. The decrease in the cost of deposits was due to repricing at lower levels of related interest bearing deposits. Certificate of deposits, excluding State of California time deposits, of $273 million with a weighted average rate of 2.18% are expected to mature in the first quarter of 2010. We expect to reprice most of these certificates of deposits at lower rates upon maturity.

During the fourth quarter Wilshire was able to realize a gain on sale of investment securities of $9.6 million and a gain on sale of loans of $2.0 million.  The stability and strength of our liquidity position had enabled us to capitalize on these gains and as a result our efficiency ratio has continued to improve. Compared to 40.26% at the end of the 3Q 2009, our efficiency ratio stood at 35.08% a decrease of 5.18% from quarter to quarter.

Year to date interest income increased from $148.6 million at Q4 2008 to $158.3 million at Q4 2009, an increase of 7% from year to year.  Net interest income before provision for loan losses also increased for the twelve months ending December 31, 2009 to $99.5 million, an increase of $16.8 million or 20%. Although deposits increased by $1.0 billion or 56% during the 1 year period, we were able to decrease interest expense by $7.1 million to $58.9 million, an 11% decrease.  For the twelve months ending 2009, non-interest expense increased to $57.4 million or 19% from $48.4 million at year end 2008 in part due to an increase in FDIC and state assessments. However, the largest portion of non-interest expense, salaries and employee benefits, increased by only $19 thousand for the same period.

CONFERENCE CALL

Management will host its quarterly conference call on January 21, 2010, at 11:00 a.m. PST (2:00 p.m. EST). Investment professionals are invited to participate in the call by dialing 1-866-788-0545 (domestic number) or 1-857-350-1683 (international number) and entering passcode 64779674.

COMPANY INFORMATION

Headquartered in Los Angeles, Wilshire State Bank operates 23 branch offices in California, Texas, New Jersey and New York, and five loan production offices in Dallas, Houston, Atlanta, Denver, and Annandale, Virginia, and is an SBA preferred lender nationwide. Wilshire State Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area. Wilshire Bancorp’s strategic goals include increasing shareholder and franchise value by continuing to grow its multi-ethnic banking business and expanding its geographic reach to other similar markets with strong levels of small business activity.

www.wilshirebank.com

FORWARD-LOOKING STATEMENTS

Statements concerning future performance, events, or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Specific factors include, but are not limited to, loan production and sales, credit quality, the ability to expand net interest margin, the ability to continue to attract low-cost deposits, success of expansion efforts, competition in the marketplace and general economic conditions. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes included in Wilshire Bancorp’s most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Results of operations for the most recent quarter are not necessarily indicative of operating results for any future periods. Any projections in this release are based on limited information currently available to management and are subject to change. Since management will only provide guidance at certain points during the year, Wilshire Bancorp will not necessarily update the information. Such information speaks only as of the date of this release. Additional information on these and other factors that could affect financial results are included in filings by Wilshire Bancorp with the Securities and Exchange Commission.

NOTE: Distributed Via Globe Newswire at 6 a.m. E.S.T. on Thurs., Jan. 21, 2010

CONSOLIDATED BALANCE SHEET

(dollars in thousands) (unaudited)

	December 31,	September 30,	Three Month	December 31,	One Year
	2009	2009	Change	2008	Change

ASSETS:
Cash and Due from Banks	$155,753	$141,533	10%	$67,540	131%
Federal Funds Sold and Other Cash Equivalents	80,004	130,004	-38%	30,001	167%
Total Cash and Cash Equivalents	235,757	271,537	-13%	97,541	142%

Investment Securities Available For Sale	651,318	559,602	16%	229,136	184%
Investment Securities Held To Maturity	109	116	-6%	139	-22%
Total Investment Securities	651,427	559,718	16%	229,275	184%
Loans
Real Estate Construction	48,371	45,080	7%	43,180	12%
Residential Real Estate	93,828	79,384	18%	77,846	21%
Commercial Real Estate	1,881,998	1,890,432	0%	1,519,082	24%
Commercial and Industrial	385,958	414,194	-7%	387,752	0%
Consumer	17,286	16,262	6%	23,669	-27%
Total Loans	2,427,441	2,445,352	-1%	2,051,529	18%
Allowance For Loan Losses	(62,130)	(54,735)	14%	(29,437)	111%
Loans Receivable, Net of Allowance for Loan Losses	2,365,311	2,390,617	-1%	2,022,092	17%

Accrued Interest Receivable	15,266	13,375	14%	9,975	53%
Due from Customers on Acceptances	945	251	276%	2,213	-57%
Other Real Estate Owned	3,797	6,238	-39%	2,663	43%
Premises and Equipment	12,660	12,454	2%	11,265	12%
Federal Home Loan Bank (FHLB) Stock, at Cost	21,040	21,040	0%	17,537	20%
Cash Surrender Value of Life Insurance	18,037	17,884	1%	17,395	4%
Investment in affordable housing partnerships	13,732	12,271	12%	9,019	52%
Deferred Income Taxes	18,684	8,787	113%	12,051	55%
Servicing Assets	6,898	6,898	0%	4,839	43%
Goodwill	6,675	6,675	0%	6,675	0%
FDIC Indemnification	33,775	40,014	-16%	—	0%
Other Assets	31,993	9,804	226%	7,471	328%
TOTAL ASSETS	$3,435,997	$3,377,563	2%	$2,450,011	40%

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Non-interest Bearing Demand Deposits	$385,188	$373,332	3%	$277,542	39%
Savings and Interest Checking	94,539	91,223	4%	65,923	43%
Money Market Deposits	909,125	752,788	21%	362,719	151%
Time Deposits in denomination of $100,000 or more	795,679	928,724	-14%	902,804	-12%
Other Time Deposits	643,684	526,035	22%	203,613	216%
Total Deposits	2,828,215	2,672,102	6%	1,812,601	56%

FHLB borrowings and Federal Funds Purchased	232,000	322,000	-28%	274,000	-15%
Acceptance Outstanding	945	251	276%	2,213	-57%
Junior Subordinated Debentures	87,321	87,321	0%	87,321	0%
Accrued Interest Payable	5,865	7,715	-24%	6,957	-16%
Other Liabilities	15,515	15,687	-1%	11,859	31%
Total Liabilities	3,169,861	3,105,076	2%	2,194,951	44%

STOCKHOLDERS’ EQUITY:
Preferred Stock	59,931	59,806	0%	59,443	1%
Common Stock	54,918	54,646	0%	54,038	2%
Retained Earnings	150,961	149,258	2%	140,340	8%
Accumulated Other Comprehensive Income	326	8,777	-96%	1,239	-74%
Total Stockholders’ Equity	266,136	272,487	-2%	255,060	5%
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,435,997	$3,377,563	2%	$2,450,011	40%

(continued)

CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands, except per share data) (unaudited)

	Quarter Ended		Three Month	Quarter Ended	One Year
	December 31, 2009	September 30, 2009	% Change	December 31, 2008	% Change

INTEREST INCOME
Interest and Fees on Loans	$38,478	$39,389	-2%	$33,615	14%
Interest on Investment Securities	5,562	4,876	14%	2,729	104%
Interest on Federal Funds Sold	576	844	-32%	62	829%
Total Interest Income	44,616	45,109	-1%	36,406	23%

INTEREST EXPENSE
Deposits	12,737	12,994	-2%	11,841	8%
FHLB Advances and Other Borrowings	2,473	2,702	-8%	3,436	-28%
Total Interest Expense	15,210	15,696	-3%	15,277	0%

Net Interest Income Before Provision for Losses on Loans and Loan Commitments	29,406	29,413	0%	21,129	39%
Provision for Losses on Loans and Loan Commitments	25,600	24,200	6%	5,910	333%
Net Interest Income After Provision for Losses on Loans and Loan Commitments	3,806	5,213	-27%	15,219	-75%

NONINTEREST INCOME
Service Charges on Deposits	3,400	3,314	3%	3,049	12%
Gain on Sales of Loans	1,983	2,235	-11%	—	N/A
Gain on Sale of Securities	9,569	—	N/A	—	N/A
Other	2,636	1,851	42%	1,492	77%
Total Noninterest Income	17,588	7,400	138%	4,541	287%

NONINTEREST EXPENSES
Salaries and Employee Benefits	7,183	7,120	1%	5,168	39%
Occupancy & Equipment	2,162	1,935	12%	1,636	32%
Data Processing	1,219	1,078	13%	790	54%
Other	5,921	4,688	26%	3,723	59%
Total Noninterest Expenses	16,485	14,821	11%	11,317	46%

Income Before Income Taxes	4,909	(2,208)	N/A	8,443	-42%
Income Taxes	833	(1,451)	N/A	3,317	-75%
NET INCOME (LOSS)	4,076	(757)	N/A	5,126	-20%

Preferred Stock Cash Dividend and Accretion of Preferred Stock Discount	902	900	0%	155	480%
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$3,174	$(1,657)	N/A	$4,971	-36%

PER COMMON SHARE INFORMATION
Basic Earnings Per Common Share	$0.11	$(0.06)	N/A	$0.17	-36%
Diluted Earnings Per Common Share	$0.11	$(0.06)	N/A	$0.17	-36%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	29,413,943	29,413,757		29,409,061
Diluted	29,423,424	29,413,757		29,422,727

(continued)

CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands, except per share data) (unaudited)

	Twelve Months Ended		One Year
	December 31, 2009	December 31, 2008	% Change

INTEREST INCOME
Interest and Fees on Loans	$139,295	$137,630	1%
Interest on Investment Securities	16,573	10,749	54%
Interest on Federal Funds Sold	2,486	254	879%
Total Interest Income	158,354	148,633	7%

INTEREST EXPENSE
Deposits	48,690	51,912	-6%
FHLB Advances and Other Borrowings	10,201	14,102	-28%
Total Interest Expense	58,891	66,014	-11%

Net Interest Income Before Provision for Losses on Loans and Loan Commitments	99,463	82,619	20%
Provision for Losses on Loans and Loan Commitments	68,600	12,110	466%
Net Interest Income after Provision for Losses on Loans and Loan Commitments	30,863	70,509	-56%

NONINTEREST INCOME
Service Charges on Deposits	12,738	11,964	6%
Gain on Sales of Loans	3,694	2,186	69%
Gain on Sale of Securities	11,158	3	327143%
Gain from Acquisition of net assets of Mirae Bank	21,679	—	N/A
Other	8,047	6,493	24%
Total Noninterest Income	57,316	20,646	178%

NONINTEREST EXPENSES
Salaries and Employee Benefits	26,498	26,517	0%
Occupancy & Equipment	7,456	6,128	22%
Data Processing	3,969	3,111	28%
Other	19,446	12,644	54%
Total Noninterest Expenses	57,369	48,400	19%

Income Before Income Taxes	30,810	42,755	-28%
Income Taxes	10,686	16,282	-34%
NET INCOME	20,124	26,473	-24%

Preferred Stock Cash Dividend and Accretion of Preferred Stock Discount	3,620	155	2229%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$16,504	$26,318	-37%

PER COMMON SHARE INFORMATION
Basic Earnings Per Common Share	$0.56	$0.90	-37%
Diluted Earnings Per Common Share	$0.56	$0.90	-37%
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	29,413,804	29,368,762
Diluted	29,422,779	29,407,388

(continued)

SUMMARY OF FINANCIAL DATA

(dollars in thousands, except per share data) (unaudited)

AVERAGE BALANCES

	Quarter Ended
	December 31, 2009	September 30, 2009	December 31, 2008

Average Assets	$3,414,830	$3,298,238	$2,426,075
Average Equity	278,382	276,770	205,462
Average Net Loans (includes LHFS)	2,388,443	2,393,513	2,010,671
Average Deposits	2,787,804	2,547,303	1,770,237
Average Time Deposits in denomination of $100,000 or more	862,805	984,521	834,971
Average Interest Earning Assets	3,175,516	3,062,707	2,263,477

	Twelve Months Ended
	December 31, 2009	December 31, 2008

Average Assets	$2,987,365	$2,331,029
Average Equity	271,197	187,240
Average Net Loans (includes LHFS)	2,219,675	1,933,048
Average Deposits	2,295,409	1,744,069
Average Time Deposits in denomination of $100,000 or more	944,012	797,404
Average Interest Earning Assets	2,782,691	2,173,791

PROFITABILITY

	Quarter Ended
	December 31, 2009	September 30, 2009	December 31, 2008

Annualized Return on Average Assets	0.48%	-0.09%	0.85%
Annualized Return on Average Equity	5.86%	-1.09%	9.98%
Efficiency Ratio	35.08%	40.26%	44.08%
Annualized Operating Expense/Average Assets	1.93%	1.80%	1.87%
Annualized Net Interest Margin	3.73%	3.87%	3.74%

	Twelve Months Ended
	December 31, 2009	December 31, 2008

Annualized Return on Average Assets	0.90%	1.14%
Annualized Return on Average Equity	9.89%	14.14%
Efficiency Ratio	36.59%	46.87%
Annualized Operating Expense/Average Assets	2.56%	2.08%
Annualized Net Interest Margin	3.60%	3.81%

DEPOSIT COMPOSITION

	Quarter Ended
	December 31, 2009	Cost of Fund	September 30, 2009	Cost of Fund	December 31, 2008	Cost of Fund

Noninterest Bearing Demand Deposits	13.6%	0.00%	14.0%	0.00%	15.3%	0.00%
Savings & Interest Checking	3.3%	2.68%	3.4%	2.76%	3.6%	2.89%
Money Market Deposits	32.2%	2.18%	28.2%	2.41%	20.0%	3.06%
Time Deposits of $100,000 or More	28.1%	1.91%	34.7%	2.28%	49.9%	3.17%
Other Time Deposits	22.8%	2.27%	19.7%	2.56%	11.2%	3.54%
Total Deposits	100.0%	1.83%	100.0%	2.04%	100.0%	2.68%

CAPITAL RATIOS

	Quarter Ended
	December 31, 2009	September 30, 2009	December 31, 2008

Tier 1 Leverage Ratio	9.77%	10.03%	13.25%
Tier 1 Risk-Based Capital Ratio	14.37%	14.29%	15.36%
Total Risk-Based Capital Ratio	15.81%	15.82%	17.09%
Total Shareholders’ Equity	$266,136	$272,487	$255,060
Book Value Per Common Share	$7.01	$7.23	$6.65
Tangible Common Equity Per Common Share *	$6.71	$6.93	$6.38
Tangible Common Equity to Tangible Assets **	5.76%	6.05%	7.68%

* Tangible common equity excludes goodwill, other intangible assets, and TARP preferred stock

** Tangible assets excludes goodwill and intangible asset

Reconciliation of GAAP financial measures to non-GAAP financial measures:

	12/31/2009	9/30/2008	12/31/2008
Total stockholders’ equity	$266,136	$272,487	$255,060
Preferred stock, net of discount	(59,931)	(59,806)	(59,443)
Goodwill and other intangible assets, net	(8,688)	(8,906)	(7,963)
Tangible common equity	$197,517	$203,775	$187,654

Total assets	$3,435,997	$3,377,563	$2,450,011
Goodwill and other intangible assets, net	(8,688)	(8,906)	(7,963)
Tangible assets	$3,427,309	$3,368,657	$2,442,048

Common shares outstanding	29,415,657	29,413,757	29,413,757

(continued)

SUMMARY OF FINANCIAL DATA

(dollars in thousands, except per share data) (unaudited)

ALLOWANCE FOR LOAN LOSSES

(net of SBA guaranteed portion)

	Quarter Ended
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008

Balance at Beginning of Period	$54,735	$38,758	$34,156	$29,437	$25,950
Provision for Losses on Loans	24,540	23,967	11,812	7,009	5,902
FDIC Indemnification	856	—	—	—	—
Recoveries on loans previously charged-off	654	223	262	113	191
Less Charge-offs	(18,655)	(8,213)	(7,472)	(2,403)	(2,606)
Balance at End of Period	$62,130	$54,735	$38,758	$34,156	$29,437

Net Loan Charge-offs/Average Total Loans	0.74%	0.33%	0.34%	0.11%	0.12%
Charge-offs/Average Total Loans	0.76%	0.34%	0.36%	0.12%	0.13%
Allowance for Loan Losses/Gross Loans	2.56%	2.24%	1.62%	1.65%	1.43%
Allowance for Loan Losses/Legacy Wilshire Loans	2.86%	2.52%	1.83%	1.65%	1.43%
Allowance for Loan Losses/Non-accrual Loans	89.47%	70.72%	78.58%	116.71%	191.90%
Allowance for Loan Losses/Non-performing Loans	87.78%	70.02%	78.38%	114.84%	189.27%
Allowance for Loan Losses/Total Assets	1.81%	1.62%	1.22%	1.31%	1.20%
Allowance for Loan Losses/Non-performing Assets	83.31%	64.85%	71.62%	94.82%	161.61%

NON-PERFORMING ASSETS

(net of SBA guaranteed portion)

	Quarter Ended
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008
Nonaccrual Loans:
Non-covered Loans	$51,119	$52,386	$35,032	$29,266	$15,339
Covered Loans	18,327	25,007	14,290	—	—
Total	69,446	77,393	49,322	29,266	15,339

Loans 90 days or more past due and still accruing:
Non-covered Loans	1,336	—	128	475	213
Covered Loans	—	772	—	—	—
Total	1,336	772	128	475	213

Total Nonperforming Loans:
Non-covered Loans	52,455	52,386	35,160	29,741	15,552
Covered Loans	18,327	25,779	14,290	—	—
Total	70,782	78,165	49,450	29,741	15,552

OREO and Repossessed Vehicles:
Non-covered Loans	3,297	5,738	5,456	6,282	2,663
Covered Loans	500	500	500	—	—
Total	3,797	6,238	5,956	6,282	2,663

Total Nonperforming Assets:
Non-covered Loans	55,752	58,124	40,616	36,023	18,215
Covered Loans	18,827	26,279	14,790	—	—
Total	$74,579	$84,403	$55,406	$36,023	$18,215

Total Nonperforming Loans/Gross Loans	2.92%	3.20%	2.01%	1.43%	0.76%

Total Nonperforming Assets/Total Assets	2.17%	2.50%	1.70%	1.38%	0.74%

Performing Troubled Debt Restructured (TDR) Loans

(dollars in thousands)

	Quarter Ended
	December 31, 2009			September 30, 2009
	COVERED	NON-COVERED	TOTAL LOANS	COVERED	NON-COVERED	TOTAL LOANS

Construction	$—	$—	$—	$—	$—	$—
Real Estate Secured	9,175	54,414	63,589	10,494	54,868	65,362
Commercial & Industrial	—	1,023	1,023	—	895	895
Consumer	—	—	—	—	—	—
TOTAL PERFORMING TDR LOANS	$9,175	$55,437	$64,612	$10,494	$55,763	$66,257

(continued)

LOAN ORIGINATION AMOUNT

	Quarter Ended
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008

Total new loan origination amount, excluding renewal.	$125,281	$183,859	$159,334	$64,838	$72,412
SBA new loan origination amount, excluding renewal.	$17,158	$15,592	$12,456	$6,276	$9,190

ALLOWANCE FOR LOAN LOSSES

(net of SBA guaranteed portion)

	Twelve Months Ended
	December 31, 2009	December 31, 2008

Balance at Beginning of Period	$29,437	$21,579
Provision for Losses on Loans	67,328	12,865
FDIC Indemnification	856
Recoveries on loans previously charged off	1,252	2,140
Less Charge-offs	(36,743)	(7,147)
Balance at End of Period	$62,130	$29,437

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS

(non-covered loan only)

(net of SBA guaranteed portion)

	Twelve Months Ended
	December 31, 2009	December 31, 2008

Balance at Beginning of Period	$1,243	$1,998
Provision for (Recapture of) Losses on Off-balance Sheet Items	1,272	(755)
Balance at End of Period	$2,515	$1,243

LOAN ORIGINATION AMOUNTS

	Twelve Months Ended
	December 31, 2009	December 31, 2008

Total new loan origination amount, excluding renewal.	$533,312	$518,089
SBA new loan origination amount, excluding renewal.	$51,482	$63,329

(continued)

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(dollars in thousands) (unaudited)

	For the Three Months Ended
	December 31, 2009			September 30, 2009			December 31, 2008
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST EARNING ASSETS

Real Estate Loans	$2,027,288	$31,822	6.28%	$1,982,131	$31,400	6.34%	$1,604,234	$26,980	6.73%
Commercial Loans	400,784	5,745	5.73%	440,140	6,821	6.20%	412,842	5,449	5.28%
Consumer Loans	17,588	229	5.21%	16,818	250	5.96%	24,665	370	6.00%
Total Loans - Gross	2,445,660	37,796	6.18%	2,439,089	38,471	6.31%	2,041,741	32,799	6.43%
Loan Fees toward Yield		682			918			816
Allowance for Loan Losses & Unearned income	(57,217)			(45,576)			(31,070)
Net Loans	2,388,443	38,478	6.44%	2,393,513	39,389	6.58%	2,010,671	33,615	6.69%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities*	613,021	5,562	3.79%	488,704	4,876	4.16%	229,730	2,729	4.82%
Federal Funds Sold	174,052	576	1.32%	180,490	844	1.87%	23,076	62	1.07%
Total Investment Securities and Other Earning Assets	787,073	6,138	3.24%	669,194	5,720	3.54%	252,806	2,791	4.48%

TOTAL INTEREST-EARNING ASSETS	$3,175,516	$44,616	5.65%	$3,062,707	$45,109	5.92%	$2,263,477	36,406	6.44%

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$853,770	$4,661	2.18%	$677,234	$4,075	2.41%	$380,275	$2,905	3.06%
NOW	21,971	36	0.65%	21,481	50	0.93%	18,989	58	1.23%
Savings	68,373	569	3.33%	62,089	527	3.39%	43,029	390	3.63%
Time Deposits of $100,000 or More	862,805	4,113	1.91%	984,521	5,611	2.28%	834,971	6,618	3.17%
Other Time Deposits	592,336	3,358	2.27%	427,234	2,731	2.56%	211,351	1,870	3.54%
Total Interest Bearing Deposits	2,399,255	12,737	2.12%	2,172,559	12,994	2.39%	1,488,615	11,841	3.18%

BORROWINGS:
FHLB Advances and Other Borrowings	238,017	1,811	3.04%	362,208	1,982	2.19%	340,424	2,318	2.72%
Junior Subordinated Debentures	87,321	662	3.03%	87,321	720	3.30%	87,321	1,118	5.12%
Total Borrowings	325,338	2,473	3.04%	449,529	2,702	2.40%	427,745	3,436	3.21%

TOTAL INTEREST BEARING LIABILITIES	$2,724,593	$15,210	2.23%	$2,622,088	$15,696	2.40%	$1,916,360	$15,277	3.19%

NET INTEREST INCOME		$29,406			$29,413			$21,129

NET INTEREST SPREAD			3.42%			3.52%			3.25%

NET INTEREST MARGIN			3.73%			3.87%			3.74%

* Tax equivalent ratios for investment securities

(continued)

	For the Twelve Months Ended
	December 31, 2009			December 31, 2008
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST EARNING ASSETS

LOANS:
Real Estate Loans	$1,842,540	$114,014	6.19%	$1,558,723	$109,166	7.00%
Commercial Loans	402,367	21,553	5.36%	377,090	22,607	6.00%
Consumer Loans	18,595	1,036	5.57%	26,102	1,702	6.52%
Total Loans - Gross	2,263,502	136,603	6.04%	1,961,915	133,475	6.80%
Loan Fees toward Yield		2,692			4,155
Allowance for Loan Losses & Unearned income	(43,827)			(28,867)
Gross Loans, Net	2,219,675	139,295	6.28%	1,933,048	137,630	7.12%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities*	429,205	16,573	4.03%	227,481	10,749	4.80%
Federal Funds Sold	133,811	2,486	1.86%	13,262	254	1.91%
Total Investment Securities and Other Earning Assets	563,016	19,059	3.51%	240,743	11,003	4.64%

TOTAL INTEREST-EARNING ASSETS	$2,782,691	$158,354	5.72%	$2,173,791	$148,633	6.84%

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$584,054	$13,842	2.37%	$402,323	$13,147	3.27%
NOW	20,546	177	0.86%	21,290	286	1.34%
Savings	55,639	1,932	3.47%	38,250	1,297	3.39%
Time Deposits of $100,000 or More	944,012	23,145	2.45%	797,404	29,840	3.74%
Other Time Deposits	357,590	9,594	2.68%	186,639	7,342	3.93%
Total Interest-Bearing Deposits	1,961,841	48,690	2.48%	1,445,906	51,912	3.59%

BORROWINGS:
FHLB Advances and Other Borrowings	312,009	7,073	2.27%	287,566	9,287	3.23%
Junior Subordinated Debentures	87,321	3,128	3.58%	87,321	4,815	5.51%
Total Borrowings	399,330	10,201	2.55%	374,887	14,102	3.76%

TOTAL INTEREST BEARING LIABILITIES	$2,361,171	$58,891	2.50%	$1,820,793	$66,014	3.63%

NET INTEREST INCOME		$99,463			$82,619

NET INTEREST SPREAD			3.22%			3.21%

NET INTEREST MARGIN			3.60%			3.81%

* Tax equivalent ratios for investment securities

(concluded)